EXHIBIT 99(a)

FOR IMMEDIATE RELEASE

For more information, contact:
Barry A. Rothman
Visual Data Corporation
954-917-6655
brothman@vdat.com

Visual Data Reports Third Quarter Results

Pompano Beach, FL – August 13, 2003 – Visual Data Corporation (Nasdaq: VDATC), a business services provider that specializes in webcasting and audio and video transport and collaboration services, today announced its financial results for the third quarter and nine months ended June 30, 2003. Third Quarter 2003 Financial Results Highlights:

(4)	EBITDA (earnings before interest, taxes, depreciation and amortization) (EBITDA Loss): Visual Data reports the first quarter of positive EBITDA. The EBITDA (EBITDA Loss) improved to $53,000 for the quarter or an average of approximately $18,000 per month compared to approximately ($475,000) or approximately ($158,000) per month for the same quarter in the prior year

(5)	Net Loss: GAAP net loss was approximately $743,000 or $0.30 per share for the quarter, a decrease of 50% compared to the same quarter from the prior year of approximately $1,473,000 or $0.79 per share and a decrease of 31% compared to the prior quarter of approximately $1,076,000 or $0.46 per share

(6)	Gross Margins: Gross margins have remained strong, with a slight increase to 65% for the quarter, up from 60% in the same quarter from the prior year and 59% in the prior quarter

(7)	Operating Expenses: Operating expenses of approximately $2,610,000, a decrease of 30% compared to the same quarter from the prior year of $3,723,000.

(8)	Cash and Investments: Cash, short-term investments and restricted cash and investments increased to $1.2 million as of June 30, 2003.

(9)	Working Capital: Working capital improved to approximately $482,000 at June 30, 2003 compared to a working capital deficit of approximately $2,002,000 at September 30, 2002.

Third Quarter 2003 Financial Results Summary

Third Quarter 2003 Financial Results SummaryFor the three months ended June 30, 2003, revenue decreased 25% to $1,896,740, from $2,539,665 for the three months ended June 30, 2002. Visual Data incurred a consolidated net loss of $742,555, or $.30 per share, for the three months ended June 30, 2003, compared to a consolidated net loss of $1,472,995, or $.79 per share, for the three months ended June 30, 2002.

For the nine months ended June 30, 2003, revenue decreased 18% to $5,413,545, from $6,576,460 for the nine months ended June 30, 2002. Visual Data incurred a loss from continuing operations of $2,992,675, or $1.33 per share, for the nine months ended June 30, 2003, compared to a loss from continuing operations of $8,071,312, or $5.47 per share, for the nine months ended June 30, 2002.

Visual Data incurred a consolidated net loss of $2,992,675, or $1.33 per share, for the nine months ended June 30, 2003, compared to a consolidated net loss of $8,834,288, or $5.99 per share, for the nine months ended June 30, 2002.

Included in the loss from continuing operations during the nine month period ended June 30, 2002, is a non-cash, non-recurring charge of approximately $3.6 million, for a reserve against the debenture received as proceeds from the sale of its Golf Society of the U.S. subsidiary. We had no comparable charge in the period ended 2003.

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Visual Data Reports Third Quarter Results

Gail Babitt, Visual Data’s chief financial officer, noted that "the Company reported its first quarter of positive EBITDA of approximately $53,000 during the three months ended June 30, 2003, compared to an EBITDA loss of approximately $475,000 during the three months ended June 30, 2002. The EBITDA for the three months ended June 30, 2003 contains the positive impact of approximately $308,000 of other income that was recorded during the period and which was the result of the settlement of certain obligations of the Company. The Company was able to settle these obligations for less than original cost as a result of cash available from the financing completed in May 2003. The continued improvement in the Company’s cash burn rate during the recently ended third quarter of fiscal 2003 reflects ongoing achievements in our efforts to contain costs and maintain a high level of operating efficiency. Equally important is that our total stockholders’ equity was $3,946,737 as of June 30, 2003, which exceeds the $2.5 million level required by The Nasdaq Stock Market for our continued listing on the Nasdaq SmallCap Market.” “ Though revenues during the recently ended third quarter declined relative to the same period in fiscal 2002, we are pleased to note that we achieved gains as compared to the preceding second quarter of fiscal 2003,” said Randy Selman, president and chief executive officer of Visual Data. "While revenues were affected by cash constraints during the preceding second quarter and into the initial weeks of the recently ended third quarter, the financing transaction completed in May 2003 has allowed us to better fund our sales and marketing activities and commence new inventory purchases for our Network Solutions Group. As a result, revenues from webcasting increased on a consecutive quarter-to-quarter basis by about 20%, and revenues from our Network Solutions Group increased on the same basis by approximately 13%. This situation has been further improved by the subsequent financing transaction completed in June 2003, which is allowing us to more aggressively pursue new opportunities to expand the growth of our Webcasting and Network Solutions Groups. Looking ahead, we are encouraged by recent positive data that suggests a strengthening of the economy, particularly when coupled with our own improved financial and operating position.”

A conference call and webcast to discuss these results, as well as other recent corporate developments, will be held on Friday, August 15, 2003, at 2:15 pm (EST). The dial in phone number is 1-800-253-6872, and the live webcast of the conference call, as well as an archived replay, may be accessed online at: http://www.visualwebcaster.com/event.asp?id=16869.

About Visual Data Corporation

Visual Data Corporation (http://www.vdat.com) is a business services provider, specializing in meeting the webcasting needs of corporations, government agencies and a wide range of organizations, as well as providing audio and video transport and collaboration services for the entertainment, advertising and public relations industries.

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Visual Data Reports Third Quarter Results

COMPARATIVE OPERATING HIGHLIGHTS

(UNAUDITED)

	For the Three Months Ended June 30,

	2003		2002

Revenue		$1,896,740	$2,539,665

Consolidated net loss	$	(742,555)	$(1,472,995)

Loss per common share:
Continuing operations		$(.30)	$(.79)
Discontinued operations		—	--

Consolidated net loss per common share		$(.30)	$(.79)

Weighted average shares outstanding		2,472,218	1,860,900

(Rounded in thousands) Net Loss		$(743,000)	$(1,473,000)
Interest expense, net		322,000	401,000
Depreciation and amortization expense		474,000	597,000

EBITDA (EBITDA Loss)		$53,000	$(475,000)

	For the Nine Months Ended June 30,

	2003		2002

Revenue		$5,413,545		$6,576,460

Loss from continuing operations		(2,992,675)		(8,071,312)

Loss from discontinued operations		—		(762,976)

Consolidated net loss		$(2,992,675)	$	(8,834,288)

Loss per common share:
Continuing operations	$	(1.33)	$	(5.47)
Discontinued operations		—		(.52)

Consolidated net loss per common share	$	(1.33)		$(5.99)

Weighted average shares outstanding		2,248,048		1,475,521

(Rounded in thousands) Net Loss		$(2,993,000)		$(8,834,000)
Interest expense, net		740,000		807,000
Depreciation and amortization expense		1,536,000		1,489,000

EBITDA (EBITDA Loss)		$(717,000)		$(6,538,000)

Visual Data Reports Third Quarter Results

	June 30, 2003	September 30, 2002

Cash, including equivalents and restricted	$1,221,254	$60,603
Current Assets	$3,664,519	$2,238,523
Current Liabilities	$3,182,318	$4,241,519
Stockholders’ Equity	$3,946,737	$3,365,184

This press release contains forward-looking statements, some of which may relate to Visual Data Corporation, and which involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth in Visual Data Corporation’s filings with the Securities and Exchange Commission.

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